UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2016
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Codexis, Inc.
(Exact name of Registrant as Specified in its Charter)
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Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On October 17, 2016, Codexis, Inc. (the “Company”) entered into a Seventh Amendment to Lease (the “Seventh Amendment”), effective as of October 11, 2016, with Metropolitan Life Insurance Company (“MetLife”) with respect to the Company’s offices located at 501 Chesapeake Drive, Redwood City, California (the “501 Chesapeake Space”). The initial lease was entered into between the Company and MetLife in October 2003 and was subsequently amended by the First Amendment to Lease, dated June 1, 2004, the Second Amendment to Lease, dated March 9, 2007, the Third Amendment to Lease, dated March 31, 2008, the Fourth Amendment to Lease, dated September 17, 2010, the Fifth Amendment to Lease, dated March 16, 2011, and the Sixth Amendment to Lease, dated September 27, 2012 (as amended, the “Lease”).
Pursuant to the Seventh Amendment, the Company exercised the first of two consecutive options to extend the term of the lease of the 501 Chesapeake Space by a period of five years. The Seventh Amendment extends the term of the lease of the 501 Chesapeake Space, which would have otherwise expired on January 31, 2017, to January 31, 2022, unless terminated earlier pursuant to the terms of the Lease. The Company’s monthly base rent payment obligation for the 501 Chesapeake Space during the extended term will begin at approximately $36,366 per month and increase by 3% in each subsequent year of the extended term. Under the Lease, the Company has one further option to extend the term of the lease of the 501 Chesapeake Space for an additional period of five years.
The foregoing is only a summary of the material terms of the Seventh Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Seventh Amendment that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
(a) The information under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODEXIS, INC.
Date: October 20, 2016	By:	/s/ Gordon Sangster
	Name:	Gordon Sangster
	Title:	Senior Vice President and Chief Financial Officer